PRESS RELEASE
Investor Contact:
Jane Underwood
Infoblox
408.986.5493
junderwood@infoblox.com

Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Announces Preliminary Fiscal Second Quarter 2014 Results
Updates Outlook for Fiscal Year 2014
Santa Clara, Calif. February 10, 2014 - Infoblox (NYSE:BLOX), the automated network control company, today announced preliminary results for the second quarter of fiscal year 2014 ended January 31, 2014.
Infoblox expects net revenue for the second quarter to be approximately $60 million to $61 million, below the company’s prior expectations of $65 million to $66 million. On a GAAP basis, the company expects net loss per diluted share for the second quarter to be in the range of $0.08 to $0.10. Non-GAAP net income per diluted share for the second quarter is expected to be in the range of $0.10 to $0.12, compared with the company’s prior expectations of $0.09 to $0.11 per diluted share. All non-GAAP measures exclude estimates for stock-based compensation expenses, amortization of intangible assets and acquisition related expenses. For the second quarter, non-GAAP net income per diluted share differs from GAAP net loss per diluted share because it excludes stock-based compensation expense of approximately $11 million and intangible asset amortization expense of approximately $1 million.
These preliminary net revenue and earnings (loss) per share estimates are based on management’s initial review of operations for the quarter ended January 31, 2014 and are subject to the completion of the company's customary quarterly closing and review procedures.
“The revenue shortfall in the second quarter was primarily attributable to three factors,” said Robert Thomas, president and chief executive officer. “First, while sales through the first two months of the quarter met our internal expectations, we experienced a much weaker January than expected. Second, we had fewer $1 million-plus transactions in the quarter than we typically do. Finally, our Federal business came in below our expectations. While we are disappointed that we fell short of our financial expectations for the quarter, we remain confident in our strategy, the large market opportunity, our competitive differentiation and the compelling value proposition our products deliver to customers.”

Updated Outlook
Infoblox is also updating its outlook for the fiscal year ending July 31, 2014. The company now expects net revenue for the year to be approximately $250 million to $254 million, versus the company’s prior expectations of $270 million to $276 million. The company expects non-GAAP net income to be in the range of $0.30 to $0.34 diluted earnings per share, compared with the company’s prior expectations of $0.44 to $0.54 diluted earnings per share. This outlook is based on a number of assumptions that the company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Infoblox’s filings with the Securities and Exchange Commission.
Second Quarter 2014 Results Conference Call
Infoblox will release its final fiscal second quarter 2014 financial results on Wednesday, February 26, 2014 after the financial markets close. Management will host a conference call to discuss the results at 1:30 p.m. PT/4:30 p.m. ET. To access the call, investors may dial 800-230-1092 (domestic) or 612-288-0337. (international) at least 10 minutes prior to the scheduled start of the call.
A live webcast of the calls will also be available on the corporate website at: http://ir.infoblox.com. An archive of the webcast will be available to the company’s website and a taped reply will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 318525.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains certain non-GAAP financial measures, including non-GAAP EPS. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related expenses: Acquisition related expenses may include transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, and the write-down of certain acquired in-progress research and development intangibles. We believe that to the extent we incur significant expenses in connection with our acquisitions, it is useful for investors to understand the effects of these items on our total operating expenses.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense and acquisition related expenses. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted average shares outstanding.

About Infoblox
Infoblox (NYSE:BLOX) delivers Automated Network Control solutions, the fundamental technology that connects end users, devices and networks. These solutions enable approximately 6,900 enterprises and service providers to transform, secure and scale complex networks. Infoblox helps take the burden of complex network control out of human hands, reduce costs, and increase security, accuracy and uptime. Infoblox is headquartered in Santa Clara, California and has operations in 25 countries.

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Cautionary Statement
All statements in this release that are not statements of historical fact, including but not limited to the Company’s expectations for its fiscal Q2 2014 financial results and the statements under “Updated Outlook,” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter, changes in demand for automated network control solutions, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).
All information provided in this release is as of February 10, 2014, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 10, 2014 press release, or to reflect the occurrence of unanticipated events.